                                                                  UGLY DUCKLING CORPORATION
                                                  SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                 Year  Ended December 31,
                                      ----------------------------------------------------------------------------------
                                                 1996                       1995                         1994
                                      ------------------------    -------------------------   --------------------------
                                                      Fully                       Fully                      Fully
                                       Primary       Diluted       Primary       Diluted      Primary       Diluted
                                      -----------  -----------   ------------  ------------   ------------  ------------
Net earnings (loss)                   $5,866,000   $5,866,000    $(3,972,000)  $(3,972,000)   $(1,967,000)  $(1,967,000)
Preferred dividends                     (916,000)    (916,000)             0             0              0             0
                                      ----------   -----------   ------------  ------------   ------------  ------------
 Net earnings (loss)available to
   common shares                      $4,950,000   $4,950,000    $(3,972,000)  $(3,972,000)   $(1,967,000)  $(1,967,000)
                                      ===========  ===========   ============  ============   ============  ============

Earnings (loss) per common share      $     0.60   $   0.60(a)   $     (0.67)  $     (0.67)   $     (0.35)  $     (0.35)
                                      ===========  ===========   ============  ============   ============  ============

Weighted average common shares
   outstanding                        $7,887,000   $7,887,000    $ 5,522,000   $ 5,522,000    $ 5,214,000   $ 5,214,000
Common equivalent shares outstanding
  using the treasury stock method        396,000      430,000        370,000       370,000        370,000       370,000
                                      -----------  -----------   ------------  ------------   ------------  ------------

Weighted average common and common
  equivalent shares outstanding       $8,283,000   $8,317,000    $ 5,892,000   $ 5,892,000    $ 5,584,000   $ 5,584,000
                                      ===========  ===========   ============  ============   ============  ============



(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%
















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